UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue

Dallas, Texas 75219

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 7, 2013, Energy Transfer Partners, L.P. (“ETP”), Energy Transfer Equity, L.P. (“ETE”) and ETE Common Holdings, LLC, a wholly owned subsidiary of ETE (“ETE Holdings”) entered into an Exchange and Redemption Agreement (the “Agreement”). Pursuant to the Agreement, ETP has agreed to redeem and cancel 50,160,000 of its common units representing limited partner interests (the “Redeemed Units”) currently owned by ETE Holdings in exchange for the issuance by ETP to ETE Holdings of 50,160,000 limited partner interests in ETP representing a new class of limited partner interests (the “Class H Units”) (the “Transaction”). The Class H Units will generally be entitled to (i) allocations of profits, losses and other items from ETP corresponding to 50.05% of the profits, losses and other items allocated to ETP by Sunoco Partners LLC (“SXL GP”), the general partner of Sunoco Logistics Partners, LP (“SXL”), with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP, (ii) distributions from ETP for each quarter equal to 50.05% of the cash distributed to ETP by SXL GP with respect to the incentive distribution rights and general partner interest in SXL held by SXL GP for such quarter and, to the extent not previously distributed to holders of the Class H Units, for any previous quarters and (iii) incremental cash distributions in the aggregate amount of $329,000,000, subject to adjustment, to be payable by ETP to ETE Holdings over 16 quarters, commencing with the quarter ending September 30, 2013 and ending with the quarter ending March 31, 2017. The incremental cash distributions referred to in clause (iii) of the previous sentence is intended to offset a portion of the incentive distribution rights (“IDR”) subsidies previously agreed to by ETE in connection with ETP’s acquisition of Citrus Corp., ETP and ETE’s formation of a joint venture through ETP Holdco Corporation (“Holdco”) and the subsequent contribution of ETE’s interest in Holdco to ETP and, taking into account the potential adjustments to such incremental cash distributions, will result in a fixed amount of net IDR subsidies in the amounts set forth in the table below (dollars in millions):

	Q1	Q2	Q3	Q4	FYE
2013	—	—	$21.00	$21.00	$42.00
2014	$27.25	$27.25	$27.25	$27.25	$109.00
2015	$13.25	$13.25	$13.25	$13.25	$53.00
2016	$5.50	$5.50	$5.50	$5.50	$22.00

The Transaction is subject to certain customary closing conditions. In the Agreement, ETP, ETE and ETE Holdings have made customary representations and warranties and have agreed to customary covenants relating to the Transaction.

ETP, ETE and ETE Holdings have agreed to enter into related transaction agreements at the closing, including an amendment to ETP’s Seconded Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement Amendment”), and a unitholders agreement. The Partnership Agreement Amendment will provide for the issuance of the Class H Units. The unitholders agreement will, among other things, (i) require ETP to obtain ETE’s consent regarding certain decisions ETP is otherwise permitted to make, or actions ETP is otherwise required to consent to, as a member of SXL GP; (ii) provide ETE with a right of first refusal with respect to the sale of (A) ETP’s membership interest in SXL GP, (B) the general partner interest in SXL held by SXL GP or (C) the incentive distribution rights of SXL held by SXL GP and (iii) provide ETE with a drag-along right to purchase the general partner interest in SXL held by SXL GP in the event that ETE has exercised its right of first refusal with respect to the incentive distribution rights referred to in clause (C) above.

The above description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Prior to giving effect to the consummation of the transactions contemplated by the Agreement, ETE owns, directly or indirectly, (i) approximately 99.7 million common units representing limited partner interests in ETP, (ii) all of the outstanding equity interests in the general partner of ETP and, through such ownership, all of the incentive distribution rights in ETP and an approximate 0.8% general partner interest in ETP and (iii) through its ownership of ETE Holdings, a 0.1% membership interest in SXL GP.

The Agreement has been included to provide unitholders with information regarding its terms. It is not intended to provide any other factual information about ETP, ETE or ETE Holdings. The Agreement contains representations and warranties that ETP, on one hand, and ETE and ETE Holdings, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract. Some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to security holders or (iii) may have been used for the purpose of allocating risk between the parties to the Agreement rather than establishing matters as fact. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Unitholders are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of ETP, ETE or ETE Holdings. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in ETP’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On August 7, 2013, ETP and ETE issued a joint press release in connection with the execution of the Agreement. The full text of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

10.1	Exchange and Redemption Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC dated August 7, 2013.

99.1	Joint press release of Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P., dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.

	By:	Energy Transfer Partners GP, L.P.,
its general partner
	By:	Energy Transfer Partners, L.L.C.
its general partner

Date: August 8, 2013

/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Exchange and Redemption Agreement by and among Energy Transfer Partners, L.P., Energy Transfer Equity, L.P. and ETE Common Holdings, LLC dated August 7, 2013.

99.1	Joint press release of Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P., dated August 7, 2013.